UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2013

NUMBEER, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153172	26-2374319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7660 Pebble Drive, Fort Worth, Texas	76118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 616-3161

112 North Curry Street, Carson City, Nevada 89703
(Former name or former address, if changed since last report)

Copies to:

Margaret E. Holland

Holland, Johns & Penny, L.L.P.

306 West Seventh Street, Suite 500

Fort Worth, Texas 76102

Tel: (817) 335-1050

Fax: (817) 332-3140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by Numbeer, Inc. (the “Company”), on May 23, 2013 (the “Original 8-K”) in response to comments received from the Securities and Exchange Commission (the “Commission”) as a result of the Commission’s review of the Original 8-K.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment. This Amendment should be read in conjunction with the Original 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

SAFE HARBOR STATEMENT

This Current Report on Form 8-K (this “Report”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on current views with respect to future events and financial performance. Actual results may differ materially from those projected in the forward-looking statements.

Although forward-looking statements in this Report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. The “Risk Factors” section of this Report sets forth detailed risks, uncertainties, and cautionary statements regarding our business and these forward-looking statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report, other than as may be required by applicable law or regulation.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) operating under the name Numbeer, Inc. immediately before the completion of the transactions contemplated by the Merger Agreement and Amendment. See “Background” and Item 2.01 of this Report. Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Merger Agreement). The information provided below relates to the combined operations of the Company after its acquisition of Good Earth Energy Conservation, Inc.

BACKGROUND

Numbeer, Inc. (“Numbeer”) was incorporated in the State of Nevada as a for-profit company on April 7, 2008. Until May 22, 2013, Numbeer was a development-stage company organized to sell a complete beer control system which would maximize the yield from a keg. Numbeer Acquisition, Inc. was incorporated in the State of Nevada on May 8, 2013, as a wholly-owned subsidiary of Numbeer (“Acquisition”), to facilitate the acquisition of Good Earth.

On May 22, 2013 (the “Closing Date”), Numbeer acquired Good Earth Energy Conservation, Inc., a privately-owned Delaware corporation (“Good Earth”), pursuant to a merger of Acquisition with and into Good Earth, with Good Earth as the surviving entity (the “Merger”).

Good Earth was organized under the laws of the State of Delaware on February 1, 2007. Good Earth is a Fort Worth, Texas based company focused on the design, development and manufacture of an all-electric fleet vehicle for the essential services market.

As used in this Report, the terms the “Company,” “we,” “us,” and “our” refer to Numbeer, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “Numbeer” refers to Numbeer before giving effect to the Merger and the term “Good Earth” refers to Good Earth before giving effect to the Merger.

Item 1.01 Entry into a Material Definitive Agreement

On May 22, 2013 Numbeer, Good Earth, and Acquisition entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) and completed the Merger. For a description of the Merger and the material agreements entered into in connection therewith, please see Item 2.01 of this Report, which disclosure is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

ACQUISITION OF GOOD EARTH ENERGY CONSERVATION, INC.

The Merger

On May 22, 2013 (the “Closing Date”), Numbeer, Good Earth and Acquisition entered into the Merger Agreement and completed the Merger. The Merger Agreement contained customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration exchanged, the process of exchanging the consideration, and the effect of the Merger. Before their entry into the Merger Agreement, no material relationship existed between Numbeer (or its subsidiary, Acquisition) and Good Earth. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Report.

Pursuant to the Merger Agreement, Acquisition, a wholly-owned subsidiary of Numbeer, merged with and into Good Earth, with Good Earth as the surviving entity. Immediately following the Merger the Company terminated its operations as a beer control system and assumed the business operations of Good Earth as a wholly-owned subsidiary.

Simultaneously with, and as consideration for, the Merger, on the Closing Date the former stockholders of Good Earth exchanged an aggregate of 19,304,222 shares of common stock of Good Earth, constituting all issued and outstanding capital stock of Good Earth, for 7,670,211 shares of common stock of Numbeer (the “Merger Shares”) (i.e., each share of common stock of Good Earth was exchanged for a 0.39733333 fractional share of common stock of Numbeer). Additionally, (a) 9,450,000 shares of common stock of Good Earth subject to options were exchanged by former officers, directors and stockholders of Good Earth for, and represent the right to receive, 3,754,800 shares of common stock of Numbeer, at exercise prices ranging from $.10 to $.45 per share; (b) 7,682,715 shares of common stock of Good Earth subject to warrants were exchanged by former officers, directors and stockholders of Good Earth for, and represent the right to receive, 3,052,599 shares of common stock of Numbeer, at exercise prices ranging from $.01 to $.80 per share; and (c) 5,384,615 shares of common stock of Good Earth subject to convertible promissory notes were exchanged by former stockholders of Good Earth for, and represent the right to receive, 2,139,488 shares of common stock of Numbeer, at conversion prices ranging from $.50 to $.65. The Good Earth warrants, options and notes became exercisable for, or convertible into, shares of common stock of Numbeer on the same basis as the shares of common stock of Good Earth were exchanged for shares of common stock of Numbeer.

Immediately prior to the Merger Numbeer had 7,596,000 shares of common stock issued and outstanding. Contemporaneously with the Closing and as a condition to the Closing, the holder of a majority of the issued and outstanding common stock of Numbeer and sole member of its Board of Directors (the “Majority Shareholder”) delivered to the Company for retirement and cancellation 6,996,027 shares of common stock of Numbeer and other shareholders collectively delivered to the Company for retirement and cancellation 1,987 shares of common stock of Numbeer. Following the consummation of the Merger, the issuance of the Merger Shares, the retirement of the 6,998,014 shares of common stock of Numbeer, the Company has 8,268,197 shares of Common Stock issued and outstanding, subject to the exercise of appraisal rights by the former shareholders of Good Earth, and 8,946,887 shares of Common Stock subject to issuance pursuant to the exercise of options and warrants and the conversion of convertible notes. Following the Merger the former stockholders of Good Earth will beneficially own approximately 92.77% of the total outstanding shares of Common Stock (96.53% on a fully diluted basis).

Also, on May 22, 2013, the Majority Shareholder, in his capacity as the majority shareholder and sole member of the board of directors of Numbeer, authorized an amendment to its Articles of Incorporation (the “Amendment”) to change its name to “Good Earth Energy Conservation, Inc.,” to increase the number of its authorized shares of capital stock from 75,000,000 to 110,000,000 shares, of which 100,000,000 are designated common stock, $0.001 par value (the “Common Stock”), and 10,000,000 are designated preferred stock, par value $0.001, and to effect a forward-split, such that every one share of Common Stock issued and outstanding immediately prior to filing of the Amendment will be converted into that number of shares of Common Stock obtained by dividing each share of Common Stock by 0.39733333 (the “Forward Split”). The Amendment will be filed and effective twenty (20) days after the Company mails an Information Statement pursuant to Section 14(c) of the Exchange Act to all of its shareholders (the “Information Statement”) relating to the Amendment. The Company anticipates filing the Information Statement by August 15, 2013. Immediately following the filing of the Amendment, the Company will change its name to “Good Earth Energy Conservation, Inc.” and effect the Forward Split.

Additionally, on May 22, 2013 the Board of Numbeer amended its bylaws to, among other things, change Numbeer’s fiscal year end to December 31, and adopted the Company’s 2013 Incentive Plan (the “Plan”). The Plan was also approved by the Majority Shareholder. Under the Plan, 2,389,757 shares of Common Stock are reserved for issuance as incentive awards to be granted to executive officers, key employees, consultants and directors of the Company.

The Merger Agreement includes a section titled “Subsequent Equity Sales” which provides that if the Company were to sell its Common Stock or grant any right to re-price or otherwise dispose of or issue any of its Common Stock at a price below $.20 per share (such lower price, the “Base Share Price”) prior to the first anniversary of the closing of the Merger (the “Closing”), it shall issue to holders of its Common Stock as of the date of the Closing, excluding the 6,998,014 shares of Common Stock surrendered by the Numbeer shareholders for retirement and cancellation, an additional number of shares of Common Stock so that all shares of Common Stock held by such stockholders, when multiplied by the Base Share Price, is not less than $300,000.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Acquisition, and Good Earth, for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions.

Following the Closing the Company’s board of directors (the “Board”) consists of five members. In keeping with the foregoing, on the Closing Date Anthony Vaz, the sole director of Numbeer prior to the Merger, appointed James M. Hawes, James R. Emmons, Greg Horne, Robert S. Kretschmar, and John Maguire to fill the vacancies on the Board and Anthony Vaz resigned his position as a director. Also, on the Closing Date, Anthony Vaz, the sole officer of Numbeer, resigned and James R. Emmons was appointed President, Chief Executive Officer, and Chief Financial Officer of the Company and Greg Horne was appointed Chief Technical Officer and Assistant Secretary of the Company.

The parties have taken the actions necessary to provide that the Merger is treated as a “tax free merger” under Section 368 of the Internal Revenue Code of 1986, as amended. Prior to the Closing Numbeer had established a fiscal year end of May 31. As a result of the Merger the Company has adopted the fiscal year end of December 31.

For financial accounting purposes, the acquisition was a reverse acquisition of the Company by Good Earth, under the purchase method of accounting, and was treated as a recapitalization with Good Earth as the acquirer. Upon consummation of the Merger, the Company adopted the business plan and operations of Good Earth. The historical financial statements of Numbeer before the Merger will be replaced with the historical financial information of Good Earth before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

DESCRIPTION OF BUSINESS

Company Overview

The Company was incorporated as Numbeer, Inc. in Nevada as a for-profit corporation on April 7, 2008 with a fiscal year end of May 31. Prior to the Merger, Numbeer was a development-stage company organized to sell a complete beer control system designed to maximize yield from beer kegs. As a result of the Merger, the Company has adopted the business plan and operations of Good Earth and now designs, develops and manufactures a zero emission 3-wheeled all-electric utility vehicle, the FireFly® ESV, for use in the parking enforcement (municipalities and universities), traffic control, security patrol, airport and port terminal operations, small package delivery and other comparable utility markets (the “Essential Services Market”). Good Earth sold 52 FireFly® ESV utility vehicles through June 30, 2013.

Simultaneously with the Merger, the Company converted to a fiscal year end of December 31.

The Company operated as a development stage enterprise since inception with total operating expenses incurred of $11,473,797 and an overall net loss of ($9,935,035) accumulated through March 31, 2013. Net revenues recorded from inception (January 31, 2006 through March 31, 2013) are $325,268. The Company’s audited financial statements contain a “going concern” opinion by our auditors. Based on the Company’s recurring losses from operations, negative cash flows from operating activities, and a working capital deficit and total stockholders’ deficit at December 31, 2012, the auditor’s opinion expresses substantial doubt about our ability to continue as a going concern. As of July 1, 2013 the Company had cash on hand of $153,175, inventory on hand to build 10 vehicles, and an estimated monthly operating expense on a cash basis (“burn rate”) of $80,000. When taking into account the inventory on hand combined with the cash on hand, the Company cannot operate beyond 7 months without additional new capital invested. The ability of the Company to continue its business operations and to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations. The Company’s future operating results will depend on the Company’s ability to raise additional capital to fund operations.

The Company recently began commercial deliveries of its FireFly® ESV, which was developed in collaboration with several cities in California and Washington for use in traffic control/parking enforcement. The collaborative effort involved the Company providing parking enforcement departments of these municipalities with a prototype vehicle created by the Company for fleet personnel to test drive and operate. The Company collected individual responses and recommendations from this fleet personnel, which were subsequently analyzed and evaluated by the Company’s engineering group, with the results incorporated into the final design of the Firefly® ESV. This collaboration occurred over a period of two years, from January 2009 through December 2011, and cost approximately $3,000,000. To date, the FireFly® ESV has been deployed in Seattle, Washington, Santa Monica, California, Clayton, Missouri, Roanoke, Virginia, San Francisco, California, and Chattanooga, Tennessee.

The Company’s business does not depend on one customer or any particular group of customers. As of June 21, 2013 the Company has shipped 15 Firefly® ESV vehicles to a total of 7 different cities through the Company’s dealers located in Long Beach, California, Seattle, Washington, Minneapolis, Minnesota, Fredrick, Maryland, and San Francisco, California. As of June 30, 2013 the Company had total open sales orders (“sales order backlog”) from its dealers for delivery to various cities, airports, and universities throughout the United States for 37 vehicles, aggregating a total dollar value of $970,234.

The 3-wheeled vehicle configuration means that the Company’s vehicle can achieve speeds in excess of 25 mph, the speed to which 4-wheeled Neighborhood Electric Vehicles (“NEVs”) are restricted by regulation. The Firefly® ESV is a street legal vehicle with a speed of up to 45 mph, a range between charges of 60 to 70 miles, and a cargo capacity of up to 750 pounds, with zero emissions. It utilizes a lithium iron phosphate battery technology with an expected lifespan of more than 5 years. The basic design of the Firefly® ESV can be modified, at additional cost, to meet the requirements of fleet operators for special applications.

Business Strategy

The following discussion was developed by, and is based solely on the opinions of, management of the Company.

Among the most important global trends in the electric utility vehicle industry, as identified by the Company’s management, are:

•	Increased cost of gasoline and other fuels

•	Economic pressures resulting from the global economic downturn – increased demand for reduced prices and lower operating costs

•	Gasoline shortages and high costs in some developing countries

•	Increased awareness that vehicles using fossil fuels contribute to pollution and global warming

•	Government regulations in many countries for reduction in greenhouse gases, and incentives for “green solutions” to abate or resolve problems causing degradation of the earth's environment, ecosystem, or natural resources

•	United States (federal and state) and European regulations mandating the use of electric and alternative fuel vehicles

•	Increased consumer awareness of security issues resulting from the world’s dependence on fossil fuels, in addition to environmental concerns

•	Technological advances in batteries, sensors, and infrastructure

Needs of the Essential Services Market

The following discussion was prepared by management of Good Earth using data collected from the direct input from fleet managers from several municipalities in California and Washington.

The Company anticipates that there is a market demand for a utility electric vehicle that can provide the following capabilities consistently:

•	35-45 mph

•	60 mile range per charge, minimum

•	Access from the left or right side of the vehicle via sliding “mini-van” type doors – for tire marking and ticket distribution

•	Short turning radius and maneuverability in tight spaces and for double parking while ticketing parking offenders

•	Low maintenance, high durability construction

•	Electronic vehicle performance monitoring system

•	Ergonomically designed interior for user comfort and ease of operation

•	Customer driven customer service and support function

•	Base pricing of $25,000 to $30,000 per unit

Target Markets in the Essential Services Market

Parking Enforcement (Municipalities and Universities). The initial design of the Firefly® ESV is specific to the parking enforcement (municipalities and universities) application. The former leader in this market was the GO-4 Interceptor, a gasoline-powered vehicle manufactured in Canada by Westward Industries Ltd., which has dominated the market since the early 1990’s. However, in May 2011 the manufacturer discontinued operations and shut its factory. In February 2012 the assets of Westward Industries Ltd. were purchased by three brothers who are actively marketing a 2013 model of the GO-4 Interceptor in the United States and Canada. This void created the need for a new vehicle that meets the needs of this customer base and provides an estimated annual savings of $10,000 in operating and maintenance costs. Other vehicle sizes and configurations (Segway vehicles, automobiles, full-size trucks) have been tested in the various city fleets for this application but have encountered functionality problems and user objections or do not meet low emissions standards that are being requested, as reported by fleet managers.

Port Terminal Operators. The following are the major ports located in the United States:

Boston, MA	San Diego, CA
Newark/NY	Los Angeles/Long Beach, CA
Charleston, SC	Point Hueneme, CA
Galveston/Corpus Christi, TX	San Francisco, CA
Mobile, AL	Portland, OR
New Orleans, LA	Seattle, WA

Each port is managed by a terminal operator, such as Maersk, Cosco, and Ports of America, that is responsible for the off-loading and loading of containers. Part of the function of these operators is to verify the containers with shipping manifests. These functions are performed by individuals employed by the port authority who drive from the operations center where they are dispatched to the ships. Each employee typically drives a small, gas burning pickup truck such as a Toyota Tacoma, Ford Ranger or Chevy S10 approximately 70 to 100 miles per day in short round trips to and from the ships. An example of one such fleet is the Port of Los Angeles/Long Beach, which is comprised of approximately 700 vehicles of this type, running two shifts per day.

Local and Urban Delivery. Worldwide and national logistics and delivery companies such as UPS, FedEx and the United States Postal Service (“USPS”) have all identified “green initiatives” as part of their corporate strategies. Nowhere is this more relevant than in the delivery of goods from local distribution hubs to the end customer – “the last 10 miles.” Both UPS and FedEx have attempted to identify electric vehicles that will hold up to the rigorous daily requirements of their local delivery systems, but no such vehicle has yet been identified. The Company has not entered into any agreements with FedEx or UPS for the purchase of its vehicles.

The USPS has over 200,000 vehicles in its fleet, of which the majority consists of parcel delivery models for which the Company’s management believes its vehicle is a potential replacement. The Department of Defense (“DOD”) is another potential customer for the FireFly® ESV. Many military installations require a vehicle that can function as a utility vehicle in the maintenance, flight line, and transportation applications. The Company has not entered into any agreements with USPS or DOD for the purchase of its vehicles.

Products

Good Earth currently produces one model of the Firefly® ESV, which can be configured with a fully enclosed cargo van or with an enclosed cab, rather than the standard open pickup bed. Additionally, other configurations are available for passenger and utility applications. The primary features of the Firefly® ESV include:

•	Fully electric

Zero emissions

Low operating and maintenance costs (estimated less than 2 cents per mile)

Lithium iron phosphate battery pack (estimated 5 year batter life)

•	Maneuverable

3 wheels – short turning radius

•	Completely enclosed cab, ergonomically designed for efficiency and comfort

LinearGlide extra-wide doors

Single or dual seats

•	Speed: 45 MPH

Range 60 + miles per charge

•	Low cost to purchase

$25,000 to $30,000 for vehicle with $1,750 annual maintenance agreement

Total maintenance free program for the battery packs

Marketing Strategy

The Company’s intends to assemble and market fully electric vehicles for the Essential Services Market in the United States for municipalities and businesses, starting with a vehicle for traffic control and parking enforcement, which offers fast “pay-back” through revenue generation and/or lower acquisition and operating costs. Management’s estimate of the United States’ Essential Services Market size is 10,000 vehicles annually, or a $300 million annual market, based on input from various cities of the size of their fleets. There can be no assurance that the Company will be able to sell such volumes of electric vehicles.

•	Phase I implementation – Initiate sales program through on-site vehicle demonstrations. The annualized cost for Phase I implementation is approximately $200,000.

•	Phase II implementation – Sales program to be implemented in 2014. Assemble and sell the Firefly® ESV with different configurations, such as a fully enclosed 3-wheel or 4-wheel van, for other fleet applications in the United States, such as urban delivery and transport of goods around ports or college campuses. The expected development costs along with marketing costs associated with a new 4-wheel model will be approximately $450,000.

All sales and marketing plans are based on the Company’s ability to raise additional capital and successfully deploy that capital to achieve the desired results for maximum profitability.

Sales and Marketing Plan. The Firefly® ESV launched its initial sales efforts on the west coast and will sell its vehicles exclusively through a network of dealers throughout the United States. In conjunction with the launch, the Company added a small number of hand picked dealers in each territory to maximize coverage, to provide customer and technical support and to open additional markets. Dealers will be chosen based on experience, current product offering, technical resources and current customer satisfaction.

Sales Terms and Conditions. The Company offers with each vehicle a twelve-month manufacturer’s warranty which covers all parts in the vehicle found to be defective. This warranty includes any labor required to repair defective parts or install new parts. All warranty work is performed by an authorized dealer/representative. Any failures found to be the result of negligence or abuse will not be a covered warranty repair. A four-year manufacturer’s extended warranty is available for purchase. At this time the Company does not offer any dealer floor financing. Payment terms for all sales are on a net 30 days from date of invoice and subject to credit approval.

Competition

Our product competes with gasoline-powered vehicles such as the GO-4 Interceptor parking enforcement vehicle used by many parking enforcement departments throughout the United States, as well as passenger cars and trucks such as the Toyota RAV4, Smart Car, Honda CRV, and other alternative fuel (natural gas, electric vehicle conversions, and other electric powered vehicles), all vehicles that are mass produced and have a general application at a lower acquisition cost to the customer. Our competitors may promote vehicles which are more readily accepted by customers. The FireFly® ESV was developed from one-on-one data gathering conversations with fleet managers and actual parking enforcement drivers in various cities such as Santa Monica, California, San Francisco, California, New York City, New York, and Seattle, Washington, which resulted in our current vehicle design. This approach produced a vehicle that was designed specifically for the targeted Essential Services Market, with the required utility function as stated to us by the prospective users.

The GO-4 Interceptor, a gasoline-powered vehicle manufactured in Canada by Westward Industries Ltd., dominated the market since the early 1990’s. However, in May 2011 the manufacturer discontinued operations and shut its factory. In February 2012 the assets of Westward Industries Ltd. were purchased by three brothers who are actively marketing a 2013 model of the GO-4 Interceptor in the United States.

The Company has no data regarding the percentage of the Essential Services Market occupied by any particular manufacturer or competitor; however, based on management’s knowledge and study of the market, we have targeted the GO-4 Interceptor as our main competitor as it appears to be the prevalent vehicle in the various markets and cities around the United States.

Manufacturing/Logistics

The FireFly® ESV has been designed and developed entirely by the Company’s engineers. The Company’s business plan is to design and develop all products internally, with the manufacture of parts performed by outside vendors per our drawings and specifications. We maintain a small group of technicians that support the engineering staff by fabricating small parts and mockups of new designs.

We initiated production of vehicles in May 2012, assembling a small quantity of vehicles per month for delivery to the early adopters of the FireFly® ESV and selected dealers on the west coast in order to support the sales efforts. We will manage the “purchased part” function through a strong quality control program to make certain all parts are manufactured as specified per drawings and specifications. We design and outsource our sub-assembly parts to other manufacturers, which are completed and subsequently shipped to the Company’s facility for final assembly into the Firefly® ESV by the Company’s technicians and assembly workers. These manufacturers procure the raw materials (steel and aluminum sheets/tubing) and provide all necessary facilities and labor to manufacture the sub-assembly parts. Multiple sources are available throughout the United States for raw materials needed to produce the parts needed to assemble our vehicle. At the present time we do not have agreements in place with any suppliers. All such parts are ordered on an as-needed basis through purchase orders.

The Company inventories raw material parts and sub-assemblies and operates as an assembly factory.

The initial production of vehicles was based on a small quantity with an uneven schedule which resulted in a much higher cost per unit, approximately $41,000 per unit. In other words, the initial production was on a “build to order” basis rather than a “build to stock” basis, the latter method being required for production to achieve gross margin targets of 45% to 48% of sales. The Company has been forced to operate on the “build to order” basis due to its consistent lack of capital. If the Company is able to raise additional capital, the Company plans to acquire inventory on a volume basis, thereby taking advantage of volume discounts and the process layout in the Company’s facility, to allow for a “build to stock” production on a daily basis. Upon implementation of this method of production, the utilization of assembly labor can be maximized along with the acquisition of parts and sub-assembly parts resulting in a much lower cost per vehicle, thus realizing our target gross margins. The run rate of assembly will begin at 5 per month, ramping to 50 to 60 within 8 to 12 months. The time to fully implement production on a “build to stock” basis is estimated to be 6 to 8 months and, as stated above, this could only be implemented if the Company is able to raise additional capital and increase orders for its products. A minimum of $500,000 in new capital invested is required to implement a program to purchase inventory in sufficient quantities for production on a “build to stock” basis, which will allow the Company to achieve its target cost of goods sold of 48% of sales. The Company cannot guarantee that it will be successful in achieving the increased production rates or the target gross margin percentages.

Research and Product Development

The general focus of the Company’s research and development team is the design and development of electric utility vehicles. The main efforts were completed between January 2009 and December 2011. The Company incurred costs in the form of salaries and wages for engineers and technicians as well as costs in connection with the purchase of prototype parts and/or fabrication of raw materials into prototype parts to be used in the production of a prototype vehicle, with total estimated development costs of approximately $3 million. We will continue to have a certain level of research and product development efforts to enhance our existing products, design new products, and develop solutions for customer applications. We believe that our ability to respond to current and perceived future customer demands differentiates us from many of our competitors, as we rapidly introduce new products to address market needs. We intend to expand our research and development team as we believe that increased spending in this area will be necessary to successfully develop products that will have value in the Essential Services Market.

Employees

As of May 22, 2013 we have approximately 20 employees. We believe we enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

Trademarks

The Company has two trademarks, “FIREFLY” and “FIREFLY ESV.” The trademarks are registered in the United States Patent and Trademark Office. The Company considers the trademarks to be valuable and important to its business.

Government Regulation

The production and marketing of the Company’s vehicles are subject to the laws and regulations of various federal, state and local licensing agencies, including in particular the United States Department of Transportation (“DOT”). Specifically, the Company must comply with federal laws and regulations of DOT pertaining to the manufacture of motor vehicles, or more precisely motorcycles and 2- and 3-wheel vehicles. The National Highway Traffic Safety Administration (“NHTSA”), part of DOT, monitors safety requirements and publishes the Federal Motor Vehicle Safety Standards (“FMVSS”), the manufacturing standards for the manufacture of motorcycles and other motor vehicles. The Company is required to install braking systems on its vehicles which adhere to the standards set by the FMVSS and comply with vehicle labeling and licensing requirements.

We have a compliance program in place to ensure we are in material compliance with applicable federal, state, and local laws and regulations. There are no regulatory notifications or actions currently outstanding.

DESCRIPTION OF PROPERTY

The Company’s corporate headquarters are located at 7660 Pebble Drive, Fort Worth, Texas 76118. The Company’s physical facilities are comprised of approximately 14,429 square feet under a lease which expires in January 31, 2017, at a current monthly rental of $5,950.

RISK FACTORS AND SPECIAL CONSIDERATIONS

You should carefully consider the following risk factors and all other information included in this Report. Some of the risks described below relate to our business. Other risks relate principally to the securities markets and ownership of our Common Stock. If any of the following events actually occur, our business, financial condition, cash flows and results of operations could suffer materially and adversely. In that case, the trading price of our Common Stock could decline, and you might lose all or part of your investment. Information provided in this Report may contain forward-looking statements which reflect management’s current view with respect to future events, the viability or efficacy of our products and our future performance.  Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies and business operations, as well as efficacy of our products.

Risks Related to Our Business

The Company’s audited financial statements contain a going concern opinion. Our ability to continue as a going concern will be dependent on our raising additional capital and the success of our business plan.

Our financial statements contain a “going concern” opinion by our auditors. Based on the Company’s recurring losses from operations, negative cash flows from operating activities, and a working capital deficit and total stockholders’ deficit at December 31, 2012, the auditor’s opinion expresses substantial doubt about our ability to continue as a going concern.

Future product development activity will require additional capital that exceeds our operating cash flow. In addition, our administrative costs (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require cash resources.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in identifying suitable financing transactions in the time period required or at all, and we may not obtain the required capital by other means. If we are not successful in raising additional capital and increasing our operating revenues, our resources may be insufficient to fund our planned operations in 2013 or thereafter and we will be forced to discontinue operations.

For these reasons, the report of our auditor accompanying our financial statements filed herewith includes a statement that there is substantial doubt about our ability to continue as a going concern.

We will need to raise additional capital.

We expect to be able to fund our 2013 operating budget partially with operating cash flows and debt and/or equity financings. We may not be successful in identifying suitable financing transactions in the time period required or at all, and we may not obtain the required capital by other means. If we are not successful in raising additional capital, our resources may be insufficient to fund our operations in 2013 or thereafter. We estimate $1,500,000 is needed over the next twelve months to fund our operations and an additional $1,500,000 in order to fully implement our business plan.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. Raising any such capital could also result in a decrease in the nominal fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to new investors and may include preferences, superior voting rights, the issuance of other derivative securities and issuances of incentive awards under equity employee incentive plans, all of which may have a dilutive effect to existing investors.

There is currently outstanding $2,750,000 principal (gross unamortized) amount of convertible promissory notes (the “Convertible Notes”). The Convertible Notes, which bear interest at 8% per annum, mature at various dates from 2014 to 2017 unless earlier converted into our Common Stock. There can be no assurance that the holders of the notes will convert the notes into our Common Stock before maturity. We may require additional financing to retire the Convertible Notes at maturity to the extent they are not converted into Common Stock.

Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets, our limited operating history, our ability to develop and sell our products, and the departure of key employees. If the amount of capital we are able to raise from financing activities, together with revenues from our operations, are not sufficient to satisfy our capital needs (even if we reduce our operations), we may be required to cease operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses.

We were incorporated in 2007, and were initially funded by our founders and officers and accredited outside investors. Therefore, there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. We have generated operating losses since we began operations, including $3,628,923 for the year ended December 31, 2012, and $619,540 for the first three months of 2013, and as of March 31, 2013 we had an accumulated (from inception) operating loss of $(9,935,035). No assurance can be given that we will be successful in addressing the risks we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations. Our future operating results will depend on many factors, including:

•	our ability to raise adequate working capital;

•	demand for our products

•	the performance level of our competition;

•	our ability to attract and maintain key management and employees; and

•	the performance of our parts vendors and dealer network

If our products do not gain expected market acceptance, prospects for our sales revenue and profit may be affected.

To date we have sold a very limited number of Firefly® ESV utility vehicles (52 vehicles through June 30, 2013). The electric vehicle industry has a somewhat negative image due to “range anxiety,” or a perceived limitation on the travel distance that can be achieved in an electric vehicle, and thus our products may be slow to gain acceptance in the market. Potential customers for our vehicles may therefore be reluctant to adopt our products as an alternative to traditional internal combustion engine vehicles. Obstacles to widespread adoption of our vehicles also include inability to achieve market penetration due to the required range of our prospective customers’ routes and daily driving habits.

If we are not able to compete effectively with other competitors, our prospects for future growth will be jeopardized.

There is significant competition in the utility vehicle industry with more established companies. We are competing with gasoline-powered vehicles (passenger cars and trucks) and other alternative fuel vehicles (natural gas, electric vehicle conversions, and other electric powered vehicles) that are mass produced and have a general application at a lower acquisition cost to the customer. Our competitors may promote vehicles which are more readily accepted by customers and we may be required to reduce the prices of our products in order to remain competitive.

Downturns in general economic and market conditions could materially and adversely affect our business.

A significant amount of vehicle purchases are related to the budgets of, and purchases by, cities and municipalities. The budgets of these cities and municipalities are subject to the fluctuations of their local economy as well as of the national economy. A reduction in budgets and expenditures by cities and municipalities would likely cause a reduction in the demand for our products.

If critical components become unavailable or our vendors delay their production, our business will be negatively impacted.

Stability of component supply is crucial to our manufacturing process. As some critical parts and components are supplied by certain third-party manufacturers, we may be unable to acquire necessary amounts of key components at competitive prices. The loss of all or one of these suppliers or delays in obtaining shipments could have an adverse effect on our operations until an alternative supplier could be found, if one may be located at all. This may cause us to delay shipments and lose sales.

Changes in laws, regulations and policies that affect our business could adversely affect our financial results.

Our business is subject to numerous laws, regulations and policies. Changes in laws, regulations and policies, including the interpretation or enforcement thereof, that affect, or will affect, our business, including changes in the scope of regulation by state and federal regulatory agencies, in particular the United States Department of Transportation, accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result, could adversely affect our financial results and adverse results to the Company’s existence.

If our vendor manufacturers fail to meet our requirements for quality, quantity, price and timeliness, our business growth could be harmed.

We design and outsource our sub-assembly parts to other manufacturers, which are completed and subsequently shipped to the Company’s facility for final assembly into the Firefly® ESV by our technicians and assembly workers. These manufacturers procure the raw materials (steel and aluminum sheets/tubing) and provide all necessary facilities and labor to manufacture the sub-assembly parts. Multiple sources are available throughout the United States for raw materials needed to produce the parts needed to assemble our vehicle. At the present time we do not have agreements in place with any suppliers. All such parts are ordered on an as-needed basis through purchase orders. If these companies terminate our purchase orders without adequate notice, or if they fail to provide the required capacity and quality of sub-assembly parts on a timely basis, our ability to timely process and deliver our products to our customers could be compromised.

Our products could contain defects or they may be installed or operated incorrectly, which could reduce sales of those products or result in claims against us.

Although we have quality assurance practices to ensure good product quality, defects still may be found in our products. End-users could lose confidence in our products and in the Company if they unexpectedly use defective products or use our products improperly. This could result in loss of revenue, loss of profit margin, and loss of market share. Moreover, because our products are employed in the utility vehicle industry, if one of our products is a cause, or perceived to be the cause, of injury or death to a user, we would likely be subject to a claim. If we were found responsible it could cause us to incur liability which could interrupt or even cause us to terminate some or all of our operations. A product could be found to have a material defect causing a recall of that product which as a result could negatively impact the Company’s operations, financial condition, and ultimately its continued operations.

Our success depends, in part, on establishing and maintaining good relationships with our network of dealers.

Our success depends, in part, on our establishing and maintaining satisfactory relationships with our distribution channels (dealers). We currently have eight dealers under written agreements (the form of which is attached as Exhibit 10.6 to this Report), that distribute our vehicle in Washington, Oregon, Montana, Alaska, southern and northern California, Arizona, Minnesota, Missouri, Illinois, Indiana, Iowa, Ohio, New York, New Jersey, Maryland, Virginia, Washington, DC, Pennsylvania, South Carolina and North Carolina. If we were unable to establish and maintain an adequate dealer network or, once established, if our dealer network were to be eliminated abruptly or disrupted, it could affect our ability to respond quickly to customers’ needs, resulting in various adverse consequences to the Company, including loss of sales, reduced cash flow, and/or a shutdown of the Company’s operations. In addition, as an authorized dealer of our products, the dealer could, through poor performance on such dealer’s part, damage the Company’s and its products reputation in the marketplace resulting in a loss of sales and cash flow which could adversely affect the Company’s business operations.

Our liability insurance may not be adequate in a catastrophic situation.

The Company currently maintains property damage insurance in the amount of approximately $300,000, covering our inventory at our distribution center in Fort Worth, Texas. The Company also maintains liability insurance in the aggregate amount of up to $2,000,000, products liability insurance of up to $1,000,000 and business interruption of up to $1,000,000.  Material damage to, or the loss of, the Company’s facilities or equipment due to fire, severe weather, flood or other catastrophe, even if insured against, could result in a significant loss to the Company.

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. Competition in the industry could cause us difficultly in recruiting or retaining a sufficient number of qualified technical personnel, which could harm our ability to develop new products and execute our business plan. If we are unable to attract and retain necessary key talents, it would harm our ability to develop competitive product and retain good customers and could adversely affect our business and operating results.

Risks Related to the Securities Markets and Investments in Our Common Stock

There is a substantial lack of liquidity of our Common Stock and volatility risks.

Our Common Stock is quoted on the OTCQB under the symbol “NUMB.” The liquidity of our Common Stock may be very limited and affected by our limited trading market. The OTCQB market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting. There is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our Common Stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. No assurance can be given that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our Common Stock on the OTCQB may not necessarily be a reliable indicator of our fair market value. In addition, if our shares of Common Stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our Common Stock and as a result, the market value of our Common Stock likely would decline.

The market price for our Common Stock may be volatile and subject to fluctuations in response to factors, including the following:

•	increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Merger may limit interest in our securities;
•	variations in quarterly operating results from the expectations of securities analysts or investors;
•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;
•	announcements of new products by us or our competitors;
•	reductions in the market share of our products;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	acceptance of our products in the industry;
•	general technological, market or economic trends, including announcements of technological innovations or new products by us or our competitors;
•	investor perception of our industry or prospects;
•	actual or anticipated fluctuations in our operating results;
•	changes in financial estimates by securities analysts;
•	insider selling or buying;
•	investors entering into short sale contracts;
•	regulatory developments affecting our industry;
•	additions or departures of key personnel;
•	economic conditions in the United States; and
•	broadmarket fluctuations.

Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our Common Stock will sustain current market prices, or as to what effect that the sale of shares or the availability of Common Stock for sale at any time will have on the prevailing market price.

There is no recent trading activity in our Common Stock and there is no assurance that an active market will develop in the future.

There is no recent trading activity in our Common Stock. Further, although our Common Stock is currently quoted on the OTCQB, trading of our Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our Common Stock. There can be no assurance that a more active market for our Common Stock will develop or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

Our securities are “penny stock" and subject to specific rules governing their sale to investors.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to our Common Stock, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving penny stock, unless exempt, the rules require that a broker or dealer approve an investor’s account for transactions in penny stocks and that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the investor; and make a reasonable determination that the transactions in penny stocks are suitable for that investor and the investor has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors sell shares of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

By virtue of being a public company, the Company is subject to certain regulations and expenses.

The Company is a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. The annual costs for these services are estimated to be approximately $150,000. Failure by the Company to comply with the federal securities laws could result in private or governmental legal action against the Company and/or our officers and directors, which could have a detrimental effect on the Company’s business and finances, the value of the Company’s stock, and the ability of stockholders to resell their stock.

Our Chief Technology Officer also serves as President and Chief Executive Officer of another company.

Mr. Greg Horne, Chief Technical Officer, Assistant Secretary and a director of the Company, currently serves as President and Chief Executive Officer of Advanced Microcontrols, Inc., which provides engineering services to the elevator industry. Management anticipates that Mr. Horne will contribute on average 50 hours per week to the Company’s business, and management does not believe this relationship creates any conflicts of interest.

 We may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations.

Even though we obtained customary warranties and representations as to the pre-Merger assets and liabilities of Numbeer, there can be no assurance that we will not become liable for undisclosed liabilities. Any such undisclosed liabilities could harm our revenues, business, prospects, financial condition and results of operations upon our acceptance of responsibility for such liabilities.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our Common Stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information.  Any such loss of confidence would have a negative effect on the trading price of our Common Stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid cash dividends on our Common Stock and do not intend to pay cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements which we may enter into with institutional lenders may restrict our ability to pay dividends.  Whether we pay cash dividends in the future will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements, contractual restrictions and any other factors that the Board decides is relevant.  Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of out Common Stock.

We may issue additional equity shares to fund the Company’s operational requirements which would dilute your share ownership.

The Company’s continued viability will depend on its ability to raise capital to fund its operational requirements.  Additionally, the Company may issue additional shares of Common Stock or other securities that are convertible or exercisable for Common Stock in connection with hiring or retaining employees, future acquisitions, and other business purposes.

The sale or proposed sale of substantial amounts of our Common Stock in the public markets may adversely affect the market price of our Common Stock and our stock price may decline substantially.  Also, any new securities issued may have greater rights, preferences or privileges than our existing Common Stock which may adversely affect the market price of our Common Stock and our stock price may decline substantially. The Company’s Amended and Restated Articles of Incorporation authorize the issuance of up to 110,000,000 total shares of capital stock without additional approval by stockholders. As of May 22, 2013 we had 8,268,197 adjusted shares of Common Stock outstanding.

Large amounts of our Common Stock will be eligible for resale under Rule 144.

As of May 22, 2013 7,670,211 of the 8,268,197 issued and outstanding shares of the Company’s Common Stock are restricted securities as defined under Rule 144 of the Securities Act and under certain circumstances may be resold without registration pursuant to Rule 144 or otherwise. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an “Affiliate,” as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one year holding period. Any substantial sale of the Company’s Common Stock pursuant to Rule 144 may have an adverse effect on the market price of the Company’s shares.  Since the Company has previously indicated in its filings with the SEC that it is a shell company, as that term is defined under the Securities Act, pursuant to Rule 144, stockholders must wait at least one year from the date of the filing of this Report to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this Report that are not historical in nature are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurance that our expectations will prove to be correct. Actual results could differ from those described in this Report because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described as “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Report or to reflect actual outcomes.

Acquisition and Reorganization

On May 22, 2013 the acquisition of Good Earth was completed, and the business of Good Earth was adopted as our business. As such, the following Management’s Discussion is focused on the current and historical operations of Good Earth, and excludes the prior operations of the Company.

Background

In order to fully execute the Company’s business plan the Company is seeking a new capital investment of $3,000,000 from various sources such as high net worth individuals, private funds from firms that specialize in investing in companies such as the Company, private equity funds, and venture capital firms. The major milestones which the Company has identified (including anticipated completion dates and required capital to achieve) are:

•	complete the proof of concept vehicle – completed September 2011.

•	build suitable dealer network – completed February 2012.

•	obtain new sales orders in adequate quantity to ramp production to volume – completed March 2013.

•	obtain new capital of $1,500,000 by September 30, 2013 with an additional $1,500,000 by December 31, 2013.

•	with a minimum of $500,000 in new capital, implement a program to purchase inventory in sufficient quantities for production on a “build to stock” basis, which will allow the Company to achieve its target cost of goods sold of 48% of sales. Approximately six months will be required to implement the program and see results.

•	With a minimum of $250,000 in new capital on hand, add production personnel in order to increase output of new orders – anticipated timing July 2013.

•	Continue to increase the sales order backlog from the current quantity of 37 to 50 by September 30, 2013 and 100 by December 31, 2013. This milestone will be achieved through working with the dealer network and performing vehicle demonstrations with potential new customers. No additional costs are expected above our current level monthly operating costs.

Revenue

We principally generate revenue from selling our products to fleets of cities, airports and universities/colleges. The Company has delivered and/or sold vehicles in the fleets of the Cities of Seattle and Vancouver, Washington; Santa Monica, Manhattan Beach, and San Rafael, California; Clayton Missouri; Chattanooga, Tennessee; and Northern Virginia University and the San Francisco International Airport, along with several other cities around the United States. We have performed demonstrations of the FireFly® ESV for the authorities of the Port of Long Beach and Lowe’s Home Centers distribution centers, which we have identified as a planned source of future revenue.

Cost of Goods Sold

Our cost of goods sold consists primarily of cost of materials purchased from our vendors, direct labor costs for assembly, and associated overhead costs.

Gross Profit

Our gross profit has been and will be affected by our ability to achieve our target material/component costs through our ability to purchase on a volume basis from our network of vendors. This is affected by our ability to obtain the necessary capital to support the volume purchases.

Operating Expenses

Operating expenses consist primarily of engineering, sales and marketing, and general and administrative expenses. These expenses consist of salaries and associated overhead costs, travel costs, and other related administrative costs. In addition, operating expenses include charges relating to accounting, legal, insurance and stock-based compensation.

Results of Operations

The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations. The Company estimates that $1,500,000 is needed over the next 12 months to fund its operations and an additional $1,500,000 is needed to fully implement its business plan. The potential sources of this additional capital are high net worth individuals, private equity funds, venture capital firms, hedge funds, and other fund management companies that invest in companies such as the Company. We have identified several firms which have a large clientele of high net worth individuals as well as fund managers with a stated focus of investing in small public companies like the Company. However, there can be no assurance that the Company will be successful in raising additional capital from these sources. As a contingency, the Company has begun discussions with financial institutions to obtain debt capital which would be collateralized by accounts receivable and inventory. Nevertheless, there are substantial risks that our plans for raising the needed capital will not be successful, which could adversely affect the ongoing business of the Company.

The Company operated as a development stage enterprise since inception with total operating expenses incurred of $10,921,374 through the period December 31, 2012 with an overall net loss accumulated during the development stage of ($9,315,496).

On September 9, 2011 the Company entered into an exclusive license agreement with Halewood Enterprises Limited, a Singapore-based company (“Halewood”) (a copy of which is attached as Exhibit 10.1 to this Report), pursuant to which the Company granted to Halewood the exclusive license to assemble, develop, and manufacture electric vehicles developed by the Company in the Asian territories. Halewood subsequently transferred the license agreement to Carens Pte Ltd, a company incorporated in the Republic of Singapore and an affiliate of Halewood (“Carens”). Additionally on September 9, 2011 the Company entered into a joint venture agreement with Carens (a copy of which is attached as Exhibit 10.2 to this Report), pursuant to which the joint venturers formed Good Earth Energy Conservation (Asia) Pte Ltd., a company incorporated in the Republic of Singapore (“Good Earth Asia”) with Carens owning 51% of the outstanding shares of Good Earth Asia and the Company owning 49% of the outstanding shares of Good Earth Asia. In connection with the formation of Food Earth Asia, Carens transferred the license to Good Earth Asia. The joint venture was formed to establish an entity in the Asian market for the purpose of marketing electric utility vehicles in the Asian territories. The Company received $2,750,000 in cash for this exclusive license.

The Company’s operations from inception have been funded from equity investment from outside investors, convertible debt instruments from stockholders, and the sale of the exclusive license. In 2011 we successfully deployed a prototype of the FireFly® ESV. The Company formally launched its sales and marketing efforts starting in the fall of 2011 which produced several new sales orders. With that launch the Company added new dealers (California, Washington, and Northeast United States) in order to increase the distribution and sales of new vehicles. As a part of the formal launch, we began assembly of the FireFly® ESV in our Fort Worth, Texas facility in April/May 2012, with shipments starting in mid-May. The Company recorded revenues for the 12 months ended December 31, 2012 in the net amount of $325,268. Many of these early sales were sold in small quantities based on demand from our customer base and in order to take advantage of the opportunity to penetrate the market and capture market share at a critical time due to the fact a major competitor was exiting the market. The Company has received sales orders for a total of 52 FireFly® ESVs through June 30, 2013. The sales orders representing the 52 vehicles are spread across several market segments as shown below and were all sold at the MSRP plus additional options:

•	Parking enforcement – 40 units
•	Airport Security/Patrol – 4 units
•	Universities/Colleges – 8 units

Net sales for the quarters ended March 31, 2013 and March 31, 2012 were $0 and $0, respectively. Operating expenses for the quarters ended March 31, 2013 and March 31, 2012 were $552,425 and $592,638, respectively. Interest expense incurred for the quarter ended March 31, 2013 was $67,132 as compared to $9,998 for the quarter ended March 31, 2012. The large increase in interest expense was due to the increase in convertible debt incurred in April 2012.

Sales

Net revenues for the three-months ended March 31, 2013 and 2012 were $0 and $0, respectively. Net revenues for the twelve months ended December 31, 2012 and 2011 were $325,268 and $0, respectively.

Cost of Sales

Cost of sales for the twelve-months ended December 31, 2012 and 2011 was $945,407 and $0, respectively. The Company recorded $0 cost of sales for the three months ended March 31, 2013 and March 31, 2012 as production costs for those periods were recorded as work in progress. These costs include the cost of materials, direct labor, and associated overhead costs. In addition, the cost of material is higher than normal due to the fact that the Company must purchase on a limited quantity basis due to the lack of working capital.

Gross Profit/(Loss)

The gross loss for the twelve months ended December 31, 3012 and 2011 was ($620,139) and $0, respectively. The gross loss amount for 2012 was a result of two major factors, production operated in a “build to order” basis which incurs a higher rate of direct labor cost per unit as well as the purchases of raw material parts and sub-assembly parts on a limited quantity basis without any benefit of volume purchase discounts. Additionally, the write off of temporary tooling and obsolete parts acquired during the research and development phase contributed to the loss.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses for the three month period ended March 31, 2013 was $552,425 compared to $592,638 for the same period of 2012. The decreases are a result of the reduction of cost of prototype parts during the three month period. SG&A expenses for the twelve month period ended December 31, 2012 was $2,766,280 as compared to $3,103,403 for the same period in 2011. The decreases from 2011 to 2012 were due to the reduction of stock compensation cost in 2012 as no stock options were awarded during that twelve month period. SG&A expenses are principally salary expenses, travel, accounting, legal/professional and advertising type expenses.

Loss from Operations

Loss from operations was ($552,425) for the three-month period ended March 31, 2013, compared to ($592,638) for the same period of 2012. The primary changes in the first quarter of 2013 as compared to the same period in 2012 was a reduction of $78,974 of salary and consulting expenses, which was partially offset by an increase in the legal/professional expense by $61,712. The loss from operations for the twelve month period ended December 31, 2012 and December 31, 2011 was ($3,386,419) and ($3,103,403) respectively. The major changes for the twelve month periods that contributed to the increase in the loss for the year was legal/professional fees.

Net Loss

Net loss for the three-month period ended March 31, 2013 was ($619,540) as compared to ($602,467) for the same period of 2012. The changes were due to higher than normal legal/professional costs and interest expense. The net loss for the twelve month period ended December 31, 2012 and 2011 was ($3,628,923) and ($474,207), respectively. In April 2012 the Company completed a convertible debt offering in the amount of $1.75 million at an interest rate of 8% which caused the increase of interest expense in 2012 from 2011. In 2011, the Company sold an exclusive license to sell and manufacture product in Asia for $2,750,000 to an independent party which was recorded as other income. If the other income were excluded the net loss for 2011 would have been ($3,224,207) which would have produced a fluctuation of ($404,716), attributed to the increase of legal/professional fees and interest expense.

Capital Expenditures

Total capital equipment purchases for the three months ended March, 2013 were $31,657 as compared to $97,367 for the same period in 2012. The 2012 purchases were the result of higher than normal acquisition of new molds for various parts. Many of these molds were consumed throughout the 2012 calendar year.

Liquidity and Capital Resources

We have funded our past operations through financing activities such as sales of Common Stock to outside investors and the private placement of debt with outside investors. The funds have been exclusively used to complete the research and development phase of the Company and deliver a production vehicle to the market.

As of July 1, 2013 the Company had cash on hand of $153,175, inventory on hand to build 10 vehicles, and an estimated monthly operating expense on a cash basis (“burn rate”) of $80,000. When taking into account the inventory on hand combined with the cash on hand, the Company cannot operate beyond 7 months without additional new capital invested.

The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations. The Company estimates $1,500,000 is needed over the next 12 months to fund our operations including the servicing of $2,750,000 of convertible debt, funding the marketing plan, and paying its general obligations such as accounts payable. The potential sources of this additional capital are high net worth individuals, private equity funds, venture capital firms, hedge funds, and other fund management companies that invest in companies such as the Company. We have targeted our efforts to several firms which have a large clientele of high net worth individuals as well as fund managers who have monies of their own to invest and have a stated focus on small public companies like us. There can be no assurance that the Company will be successful in raising additional capital from these sources. As a contingency, the Company has begun discussions with other financial institutions such as banks and finance companies to obtain debt capital which would be collateralized by accounts receivable and inventory. There are risks that our plans for raising the needed capital will not be successful, which could adversely affect the ongoing business of the Company.

The Company will need to raise additional capital in the immediate future in order to provide adequate operating capital to carry the Company’s operations through 2013, at which time significant revenues are expected to be generated through operations.

Should our capital raising efforts be successful, the funds will be used to invest in new inventory, purchase capital equipment, and finance accounts receivable. However, we cannot be assured that such financing will be available to us on favorable terms, if at all, and this may delay the acquisition of cost effective parts and components and place the Company into a potential position of cash flow shortfalls and force the Company to cease operations.

As the Company expands its production capabilities and growth from sales, the cash flow cycle from operations is expected to become more predictable based on actual results. However, based on industry experience, it is expected cash receipts from sales/accounts receivables will be received generally on a net 30 day basis from date of invoice and in turn to pay the Company’s accounts payable on a net 30 day basis as well.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

Critical Accounting Policies and Estimates

The summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Business - the Company was incorporated in February 2007 in the State of Delaware as a manufacturing company for the purpose of developing and producing electric utility vehicles in order to provide an alternative fuel vehicle for use in parking enforcement and other multiple applications as a utility vehicle. Prior to February 2007, the Company operated as Good Earth Conservation, LLC, a Delaware limited liability company, which was formed on January 30, 2006.

The financial statements have been prepared assuming the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to successfully take its products and technology to market and raise additional capital, as necessary, to fund the Company’s business model. The financial statements do not include any adjustments that might be necessary if the Company is unable to accomplish these business objectives.

In accordance with accounting principles generally accepted in the United States of America, as a development stage enterprise with no significant revenue generated from planned principle operations, the Company is required to present its cumulative since inception results of operations, stockholders’ equity (deficit), and cash flows of the Company through the end of the reporting period.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with an original maturity of three (3) months or less at the date of purchase to be cash equivalents.

Accounts Receivable - Management has not provided an allowance for uncollectible receivables. All receivables considered doubtful have been charged to current operations and it is management’s opinion that no additional significant amounts are doubtful of collection based on prior experience, review of accounts and other pertinent factors.

Property and Equipment - Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the useful lives of the assets ranging from 3 to 7 years.

Inventory - Inventory consists of parts and supplies. Inventory is stated at the lower of cost (first-in, first-out) or market.

Intangible Assets - Intangible assets consist of patents and trademarks that are initially measured based on their historical cost. Patents and trademarks are being amortized on a straight-line basis over a period of 15 to 20 years.

Long-lived Assets - The Company reviews the carrying value of long-lived assets for impairment whenever triggering events or changes in circumstances occur, indicating that the carrying amount of any asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the assets. If triggering events or changes in circumstances occur, the impairment to be recognized is measured by the excess of the carrying amount over the fair value of the assets.

Fair Value of Financial Instruments - Financial instruments, other than short-term investments and debt obligations, that potentially subject the Company to interest and credit risk consist of cash and cash equivalents, certificate of deposit, accounts and other receivables, accounts payable and accrued expenses, the carrying value of which is a reasonable estimate of their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of the debt obligations approximate fair value. The Company places its cash and cash equivalents with a limited number of high quality financial institutions which, at times, may exceed the amount of insurance provided on such deposits. Due to the soundness of the financial institution where cash and cash equivalents are held, management believes the risk of loss of amounts in excess of federally insured limits is limited.

Income Taxes - The Company uses the liability method of accounting for deferred income taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Management's estimate regarding the realizability of the deferred tax assets in future years is based upon the weight of the available evidence that it is more likely than not (a likelihood of more than 50%) that a portion or all of the deferred tax assets would not be realized in future years. A valuation allowance is recognized, if based on the weight of available evidence, if it is more likely than not that some portion or the entire deferred tax asset will not be realized.

The Company recognizes in its financial statements the financial effect of a tax position, if that position is more likely than not to be sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. Tax positions related to the Company’s federal and state requirements have been reviewed, and management is of the opinion that material positions taken by the Company would more likely than not be sustained by examination. Accordingly, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Revenue Recognition - The Company recognizes revenue when the customer takes title to the products and the related risks and rewards of ownership have transferred to the customer.

Advertising - The Company expenses advertising costs as incurred.

Research and Development – Research and development costs are charged to operations when incurred and are included in operating expenses.

Stock-based Compensation - The Company recognizes in its statement of operations the cost of employee services received in exchange for awards of equity instruments. The costs were based on their fair values at the time of the grant. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to employees.

Basic Net Income (Loss) per Share - Basic earnings per share is calculated using the weighted average number of shares outstanding during the year. The Company has adopted ASC Topic 260-10, Earnings per Share - Overall, and uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method, the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the period. Diluted loss per share is equal to basic loss per share as any possible dilutive instruments are anti-dilutive

 Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our Company’s financial statements upon adoption.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our Common Stock as of May 22, 2013 (after giving effect to the Merger) by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding Common Stock; (ii) each of our directors; (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act); and (iv) all our directors and executive officers as a group.

The number of shares of Common Stock beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
James R. Emmons (3)	298,000	(4)	3.48%
Greg Horne (5)	715,200	(6)	7.96%
James M. Hawes (7)	1,240,355	(8)	13.84%
John Maguire (9)	860,863	(10)	10.17%
Robert S. Kretschmar (11)	348,411	(12)	4.08%
Zeus Corp. (13)	4,783,336	(14)	48.52%
Jus-EE Investments Private Limited (15)	1,559,532	(16)	18.31%
Donna M. Fuchs-Hawes (17)	545,022	(18)	6.59%
All officers and directors as a group (5 persons)	3,462,829	(19)	33.16%

(1)	“Beneficial ownership” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase shares of common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within sixty (60) days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)	For each stockholder, the calculation of percentage of beneficial ownership is based upon 8,268,197 shares of Common Stock outstanding as of May 22, 2013, and shares of Common Stock subject to options, warrants and/or conversion rights held by the stockholder that are currently exercisable or exercisable within sixty (60) days, which are deemed to be outstanding and to be beneficially owned by the stockholder holding such options, warrants, or conversion rights. The percentage ownership of any stockholder is determined by assuming that the stockholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other stockholder has exercised such rights.

(3)	The business address for Mr. Emmons is 7660 Pebble Drive, Fort Worth, Texas 76118.

(4)	Represents 298,000 shares of Common Stock which Mr. Emmons has the right to acquire within sixty (60) days of May 22, 2013 pursuant to the exercise of options.

(5)	The business address for Mr. Horne is 7660 Pebble Drive, Fort Worth, Texas 76118.

(6)	Represents 715,200 shares of Common Stock which Mr. Horne has the right to acquire within sixty (60) days of May 22, 2013 pursuant to the exercise of options.

(7)	The business address for Mr. Hawes is 7660 Pebble Drive, Fort Worth, Texas 76118.

(8)	Represents 545,022 shares of Common Stock owned directly and 695,333 shares of Common Stock which Mr. Hawes has the right to acquire within sixty (60) days of May 22, 2013 pursuant to the exercise of options.

(9)	The business address for Mr. Maguire is 7660 Pebble Drive, Fort Worth, Texas 76118.

(10)	Represents 662,196 shares of Common Stock owned by the Maguire Joint Revocable Trust, of which Mr. Maguire is Trustee, and 198,667 shares of Common Stock which Mr. Maguire has the right to acquire within sixty (60) days of May 22, 2013 pursuant to the exercise of options.

(11)	The business address for Mr. Kretschmar is 956 Centre Street, Boston, Massachusetts 02130.

(12)	Represents 79,467 shares of Common Stock owned by the Pensco Trust, FBO Robert S. Kretschmar, IRA, 158,933 shares of Common Stock which Mr. Kretschmar has the right to acquire within sixty (60) days of May 22, 2013 pursuant to the exercise of options, and 110,011 shares of Common Stock which Mr. Kretschmar has the right to acquire within sixty (60) days of May 22, 2013 pursuant to the exercise of warrants.

(13)	The business address for Zeus Corp. is 18 Place des Philosophes, 1205, Geneva, Switzerland. The natural person who exercises voting and investment control with respect to the securities owned by Zeus Corp. is Gregoire Parel.

(14)	Represents 3,194,003 shares of Common Stock owned directly, 993,333 shares of Common Stock which Zeus Corp. has the right to acquire within sixty (60) days of May 22, 2013 pursuant to the exercise of options, and 596,000 shares of Common Stock issuable upon conversion of a $750,000 original principal amount promissory note.

(15)	The business address for Jus-EE Investments Private Limited is 12 First Avenue, Singapore. The natural person who exercises voting and investment control with respect to the securities owned by Jus-EE Investments Private Limited is Eddie EE.

(16)	Represents 1,311,200 shares of Common Stock owned directly and 248,332 shares of Common Stock which Jus-EE Investments Private Limited has the right to acquire within sixty (60) days of May 22, 2013 pursuant to the exercise of warrants.

(17)	The address for Ms. Fuchs-Hawes is 203 Riverwood, Boerne, Texas 78006.

(18)	Represents 545,022 shares of Common Stock owned directly.

(19)	Represents 1,286,685 shares of Common Stock owned directly by directors and executive officers, 2,066,133 shares of Common Stock which the directors and executive officers have the right to acquire within sixty (60) days from May 22, 2013 pursuant to the exercise of options, and 110,011 shares of Common Stock issuable upon the exercise of warrants.

DIRECTORS AND EXECUTIVE OFFICERS

Prior to the Closing, Anthony Vaz was the sole member of the Company’s Board. Immediately following the Merger, in accordance with the Company’s bylaws and Chapter 78 of the Nevada Revised Statutes, the Board appointed James R. Emmons as President, Chief Executive Officer, Chief Financial Officer, and a director; Greg Horne as Chief Technical Officer, Assistant Secretary and a director; James M. Hawes as Chairman of the Board of Directors; John Maguire as Secretary and a director; and Robert S. Kretschmar as a director. Upon the Closing of the Merger, the directors and officers of the Company are as follows:

Name	Age	Title
James R. Emmons	59	President, Chief Executive Officer, Chief Financial Officer, and Director
Greg Horne	48	Chief Technical Officer, Assistant Secretary, Director
James M. Hawes	73	Chairman of the Board, Director
John Maguire	82	Secretary, Director
Robert S. Kretschmar	67	Director

James R. Emmons joined Good Earth in November 2010 as its Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”), subsequently taking on the role of President and CFO in January 2011, and assumed his current role of President, Chief Executive Officer (“CEO”) and CFO in July 2012. Mr. Emmons joined the Board in January 2011. Prior thereto and from August 2006 to November 2010, Mr. Emmons served as President and CFO of General Electrodynamics Corporation and was responsible for all operations and business functions, including the design and implementation of the strategic, financial and operating plans in a multiple company structure. Prior thereto and from May 2004 to July 2006, he served as the Chief Accounting Officer and CFO for Wilson Brothers USA, Inc., a manufacturer of promotional products with consolidated annual revenues in excess of $25 million, with the responsibilities of managing all financial and accounting functions including financial reporting, cash management, banking relationships, audit functions, and SEC filings, including interaction with legal counsel and external auditors. Mr. Emmons earned his Bachelor of Business Administration degree in accounting and finance from the University of Texas (Arlington) in 1977. The Company believes Mr. Emmons adds value to the Board through his extensive experience with public companies and his experience in accounting, finance and manufacturing.

Greg Horne has served as the Chief Technical Officer of Good Earth since January 2009 and as a director since January 3, 2011. Prior thereto from January 1988 to October 1989 he was a design engineer at Bell Helicopter and worked on software and flight-testing on the Bell/Boeing V-22 Osprey. Prior thereto and from November 1989 to June 1994, Mr. Horne was Director of Engineering for General Electrodynamics Corporation, responsible for design and development of weight and balance equipment for military and commercial aircraft. From July 1994 to present, he has maintained the role of President and CEO of Advanced Microcontrols Incorporated, which provides engineering services to the elevator industry, in which product safety and reliability are critical. He holds ownership rights to ten patents related to engineering, telecommunications, and radio frequency identification. Mr. Horne earned a Bachelor of Science degree in Computer Science Engineering from the University of Texas (Arlington) in 1987. Mr. Horne dedicates on average over 50 hours per week as the Chief Technical Officer for the Company and has no conflicts of interest related to the business of any other Company for which he serves as an officer. The Company believes Mr. Horne’s experience as a director and executive officer of other companies and his technical experience qualifies him to serve on the Board in light of the technical nature of the Company’s business.

James M. Hawes founded Good Earth with John Maguire in 2006. He has served as Chairman of the Board and a director since 2006. He previously served as Chief Executive Officer from 2006 until July 2012. He has started and managed and/or been a director of more than twenty companies. Many of these companies, including McDonald’s Restaurants in Hong Kong (the first McDonald’s in Asia outside of Japan), IKEA, Asia Renal Care (associated with Stanford Medical School), and the Sheraton Hong Kong (the first Sheraton in Asia outside of Japan), represent the transfer and development of proven business models and technologies from the West into successful companies in Asia. Mr. Hawes was a U.S. Navy officer and served on SEAL Team-2 in Vietnam and the Congo. Mr. Hawes earned an MBA degree from Harvard Business School in 1971 and a Bachelor of Science degree from Southern Methodist University in 1961. The Company believes Mr. Hawes’ experience with the Company since its formation, combined with his lengthy experience with public companies, adds value to the Board and qualifies him to serve as the Company’s Chairman of the Board.

John Maguire founded Good Earth with James M. Hawes in 2006. He served as CFO from 2006 to late 2010, and has served as Secretary since late 2010 and as a director since 2006. Prior thereto and from December 1969 to January 1983, Mr. Maguire was the CFO of Tyson Foods. Mr. Maguire served on the board of directors and audit committee of Bollinger Industries, Inc., a public sporting goods company based in Grand Prairie, Texas. Bollinger presently operates as a non-reporting public company, and Mr. Maguire continues to serve as a member of its board. Mr. Maguire is a CPA registered in the state of Arkansas, and is a member of the American Institute of Certified Public Accounts. He earned his Bachelor of Science/Administration degree from University of Arkansas in 1956. The Company believes Mr. Maguire’s experience with the Company since its formation, combined with his extensive experience as a director and executive officer of several other public companies, adds value to the Board.

Robert S. Kretschmar has served as a director of Good Earth since January 2009. Mr. Kretschmar has experience managing business enterprises in Southeast Asia, Mexico and the United States. Since 1997 Mr. Kretschmar has served as the manager of a Mexican private equity fund which has equity interests in several business ventures in Latin America. From 1977 to 1988 Mr. Kretschmar served as the Managing Director of Seavex Limited, which established a multi-country network of sales representatives in Asia and the United States for international clients. Mr. Kretschmar earned an MBA degree from Harvard Business School in International Finance in 1971 and a Bachelor of Arts - Economics degree from Harvard College in 1967. The Company believes Mr. Kretschmar’s extensive business education, combined with his experience in managing a variety of domestic and international companies, adds value to the Board.

Each director will serve until the next annual meeting of stockholders of the Company,.

Family Relationships

No family relationship exists among the executive officers and directors of the Company.

Involvement in Certain Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company or any security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last three completed fiscal years ending December 31, 2012, 2011 and 2010; (ii) each other individual who served as an executive officer of the Company at the conclusion of the fiscal year ended May 31, 2012 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($) [1]	All Other Compensation ($)	Total ($)
Michael Allan English,	2012	—	—	—	—
President, Secretary, Chief	2011	—	—	—	—
Executive Officer, and Treasurer [2]	2010	—	—	—	—
Anthony Vaz,	2012	—	—	—	—
President, Secretary, and Treasurer [3]
James R. Emmons,	2012	$180,393	—	—	$180,393
President, Chief Executive Officer,	2011	$122,542	$0	—	$122,542
and Chief Financial Officer [4]	2010	$0	—	—	$0
Greg Horne,	2012	$180,000	—	—	$180,000
Chief Technical Officer and	2011	$115,000	$0	—	$115,000
Assistant Secretary [4]	2010	$0	—	—	$0
James M. Hawes,	2012	$154,167	—	—	$154,167
Chairman of the Board [5]	2011	$192,500	$0	—	$192,500
	2010	$130,000	—	—	$130,000

[1]	In 2011 the Board granted a total of 298,000 options to Mr. Emmons, 715,200 options to Mr. Horne, and 695,333 options to Mr. Hawes. The Board has determined that the fair value of the options on their respective dates of grant was $0. See “Outstanding Equity Awards.”

[2]	Resigned April 17, 2013.

[3]	Appointed April 17, 2013 and resigned May 22, 2013.

[4]	Appointed May 22, 2013; salary amounts paid are for the twelve month period listed by year.

[5]	Resigned July 2012 but continued to receive compensation through September 30, 2012.

The executive officers James R. Emmons and Greg Horne received a base salary of $180,000 per year for calendar year 2012. It is anticipated that Messrs. Emmons’ and Horne’s respective base salaries will remain the same for calendar year 2013. Prior to his resignation as Chief Executive Officer of the Company, Mr. Hawes received a base salary of $220,000 per year.

Employment Agreements

As of May 22, 2013 the Company had no employment agreements with its executive officers or employees.

Compensation Components

As an early development-stage company, the main elements of our compensation package consist of base salaries, stock options and bonuses. As we continue to grow and financial conditions improve, base salaries, bonuses and incentive compensation will be reviewed for possible adjustments. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with the Company.

Director Compensation

As executive officers of the Company Messrs. Emmons and Horne do not receive compensation for their services as directors. The Company anticipates that Messrs. Hawes, Maguire and Kretschmar will serve on the Board for calendar year 2013 without compensation. For calendar year 2012 Mr. Hawes received no compensation for his services as a director, Mr. Maguire received $85,000 for his services as a director, and Mr. Kretschmar received $40,000 for his services as a director.

Outstanding Equity Awards

The following table sets forth information regarding unexercised option awards held by each of the Company’s named executive officers and directors as of May 22, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael Allan English	0	0	0	0
Anthony Vaz	0	0	0	0
James R. Emmons	218,533	0	$0.45	2021
	79,467	0	$0.10	2021
Greg Horne	516,533	0	$0.45	2021
	198,667	0	$0.10	2021
James M. Hawes	596,000	0	$0.45	2021
	99,333	0	$0.10	2021
John Maguire	198,667	0	$0.45	2021
Robert S. Kretschmar	158,933	0	$0.45	2021

2013 Incentive Plan

Prior to the Closing, the Company’s Board and the holders of a majority of the outstanding shares of Common Stock approved and adopted the Good Earth Energy Conservation, Inc. 2013 Incentive Plan (the “2013 Plan”). A copy of the 2013 Plan is attached as Exhibit 4.7 to this Report.

The 2013 Plan is intended to promote the interests of the Company by attracting and retaining exceptional employees, consultants, directors, officers and independent contractors (collectively referred to as the “Participants”), and enabling such Participants to participate in the long-term growth and financial success of the Company. Under the 2013 Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Incentive Stock Options”), non-qualified stock options (the “Nonqualified Stock Options”), stock appreciation rights (“SARs”) and restricted stock awards (the “Restricted Stock Awards”), which are restricted shares of Common Stock (the Incentive Stock Options, the Nonqualified Stock Options, the SARs and the Restricted Stock Awards are collectively referred to as “Incentive Awards”). Incentive Awards may be granted pursuant to the 2013 Plan for up to ten (10) years from the effective date of the grant.

The Board reserved a total of 2,389,757 shares of our Common Stock for issuance under the 2013 Plan. If an Incentive Award granted under the 2013 Plan expires, terminates, is unexercised or is forfeited, or if any shares of Common Stock are surrendered to the Company in connection with an Incentive Award, the shares of Common Stock subject to such Incentive Award and the surrendered shares of Common Stock will become available for further Incentive Awards under the 2013 Plan.

It is anticipated that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2013 Plan. Subject to the terms of the 2013 Plan, the administrator of the 2013 Plan has complete authority and discretion to determine the terms of Incentive Awards under the 2013 Plan, including but not limited to the type, term, exercise price and vesting provisions of the Incentive Award. Each of the Incentive Awards will be evidenced by and issued under a written agreement with the Participant.

The number of shares of Common Stock subject to the 2013 Plan, the number of shares of Common Stock subject to any numerical limit in the 2013 Plan, and the number of shares of Common Stock and terms of any Incentive Awards may be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

CERTAIN RELATIONSHIPS, RELATED PARTY TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters, and Certain Control Persons

Other than as disclosed below, there has been no transaction, since the beginning of our last fiscal year, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

•	Any director or executive officer of our company;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than five percent (5%) of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters and control persons; and
•	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

The following constituted related party transactions with the Company since inception:

The Company had transactions with the following related parties, who are all shareholders of the Company: New September, LLC, Thomas L. Perkins, and Zeus Corp., evidenced by the following:

•	Unsecured promissory note in the amount of $250,000 dated December 19, 2011, bearing interest at 8% per annum, payable annually, with a maturity date of December 18, 2013, and associated warrants for the purchase of 250,000 shares of Common Stock at an exercise price of the lower of $1.00 per share or the price of a share of Common Stock on the date of exercise of the warrant, subject to a floor of $.50 per share, and expiring on December 19, 2016.

•	Unsecured promissory note in the amount of $250,000 dated February 3, 2012, bearing interest at 8% per annum, payable annually, with a maturity date of February 3, 2014, and associated warrants for the purchase of 250,000 shares of Common Stock at an exercise price of $.50 and expiring on February 3, 2017.

•	Unsecured promissory note in the amount of $100,000 dated April 1, 2012, bearing interest at 8% per annum, payable semi-annually, with a maturity date of March 31, 2014.

•	Unsecured promissory note in the amount of $100,000 dated February 10, 2012, bearing interest at 8% per annum, payable annually, with a maturity date of February 10, 2014, and associated warrants for the purchase of 100,000 shares of the Company’s Common Stock at an exercise price of $.50, and expiring on February 9, 2017.

•	Unsecured convertible promissory note in the amount of $250,000 dated August 15, 2012, bearing interest at 8% per annum, payable annually with a maturity date of August 15, 2014, and convertible into shares of Common Stock at the rate of $.65 per share, and associated warrants for the purchase of 96,154 shares of the Company’s Common Stock at an exercise price of $.75 per share.

•	Secured convertible promissory note in the amount of $750,000 originally dated November 30, 2007, which was renewed, extended and modified as of April 1, 2012. The note bears interest at 8% per annum, principal is payable on March 31, 2014, convertible into shares of Common Stock at the rate of $.50 per share, and secured by all of the fixed assets and intellectual property of the Company.

•	In February 2009 the Company entered into a license agreement, which was amended on September 2, 2009 (the “Agreement”) (a copy of which is attached as Exhibit 10.4 to this Report), with Robert C. Winkelman, a shareholder of the Company. The Agreement provides for the payment of royalties to the related party based on sales generated by the use of the patents. The patents were never used by the Company and the Agreement expired for failure by the Company to utilize the patents. Mr. Winkelman is no longer a related party.

•	In June 2010 the Company entered into an Assignment Agreement (a copy of which is attached as Exhibit 10.5 to this Report) with Greg Horne, an officer, director and shareholder of the Company, pursuant to which the Company agreed to pay royalties based on revenues generated through the sale of products utilizing the patents to be filed by Mr. Horne in connection with certain work to be performed by such related party for the Company. No patents were ever filed by the related party. The Assignment Agreement was terminated effective January 1, 2013.

Director Independence

Our common stock is currently quoted on the OTCQB.  Since the OTCQB does not have its own rules for director independence, we use the definition of independence established by NYSE MKT LLC (formerly NYSE Amex and formerly American Stock Exchange). Under applicable NYSE MKT LLC rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

We periodically review the independence of each director to determine whether there exist any transactions or relationships between any of the directors or officers (including immediate family and affiliates) and the Company. If any transactions or relationships exist, the Board then considers whether such transactions or relationships are inconsistent with a determination that the director is independent. As this time, we have two independent directors, James M. Hawes and Robert S. Kretschmar. Our other directors are not independent.

Committees of the Board

We do not currently have any committees of the Board.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock; Issued and Outstanding Capital Stock

The Company’s authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value (the “Common Stock”). After the retirement of 6,998,014 shares of Common Stock held by Numbeer shareholders and the Closing of the Merger, the Company has 8,268,197 shares of Common Stock issued and outstanding held by approximately 23 stockholders of record.

Description of Common Stock

Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at a meeting of the Company’s stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock do not have preemptive rights or other similar rights to acquire additional shares of the Company’s Common Stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up of the Company, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of Common Stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders. Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Description of Options

As of May 22, 2013 a total of 3,754,800 options were outstanding for the purchase of shares of Common Stock at purchase prices ranging from $.10 to $.45 per share, which options were assumed by the Company pursuant to the Merger. The Company adopted the 2013 Plan in connection with the Merger and may grant additional stock options and restricted stock awards for up to 2,389,757 shares of Common Stock, which would result in up to 6,144,557 shares of the Company’s Common Stock being subject to options.

Description of Convertible Notes

As of May 22, 2013 a total of $2,750,000 in convertible promissory notes were outstanding, as follows:

Holder	Original Principal Amount	Payment Schedule	Maturity Date
Zeus Corp	$750,000	Principal payable at maturity; accrued interest payable on the first day of each calendar quarter beginning 07-01-12	03-31-14
New September, LLC	$250,000	Principal and accrued interest payable at maturity	08-15-14 or upon demand by Holder within 30 days after the effective date of the Merger
Brigadier Investment Group	$62,500	Principal payable at maturity;	03-31-17
Evolution Capital Partners LLC	$50,000	accrued interest payable on the
Fort Worth EV Investors LLC	$1,000,000	first day of each calendar quarter
Gerald Entine 1988 Family Trust	$250,000	beginning 07-01-12
The A and C Horn Trust	$287,500
Tom Niedermeyer	$100,000

All notes bear interest at 8% per annum. The notes allow the holders to convert the balance owing into up to 2,139,487 shares of the Company’s Common Stock at conversion prices ranging from $.50 to $.65 per share. Certain of the notes have warrants attached which allow the holders to purchase 1,428,871 shares of the Company’s Common Stock at exercise prices ranging from $.50 to $.75 per share. The warrants expire in 2014 and 2016.

Description of Warrants

As of May 22, 2013 a total of 3,052,599 warrants were outstanding for the purchase of shares of Common Stock at exercise prices ranging from $.01 to $.80 per share, including the warrants described above under “Description of Convertible Notes.”

Transfer Agent

Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company’s transfer agent for its Common Stock is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, New York 11516.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock was first quoted on January 29, 2010 and is currently available for trading in the over-the-counter market and is quoted on the OTCQB under the trading symbol “NUMB.” As of the Closing there was no bid history for the Common Stock because the Common Stock has traded minimally.

Trades in our Common Stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

Holders

As of the date of this Report, there are 23 record holders of 8,268,197 shares of Common Stock. As of the date of this Report, 8,946,887 shares of Common Stock are issuable upon the exercise of outstanding options and warrants and conversion of outstanding promissory notes. The shares issued in connection with the Merger to the Good Earth stockholders are “restricted securities,” which may be sold or otherwise transferred only if such shares are first registered und the Securities Act or are exempt from such registration requirements.

Dividends

We have not paid or declared any cash dividends on our Common Stock and we do not anticipate paying dividends on our Common stock for the foreseeable future.

LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings. Additionally, no director, officer, or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer or security holder, is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

RECENT SALES OF UNREGISTERED SECURITIES

As disclosed in Item 2.01, in connection with the Merger, on May 22, 2013, Numbeer issued an aggregate of 7,670,211 shares of its Common Stock to the former stockholders of Good Earth.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 "non-accredited" investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Indemnification

Nevada Revised Statutes (“N.R.S.”) Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself in good faith and reasonably believe that his conduct was in, or not opposed to our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under N.R.S Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he believes that he has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by the N.R.S., as the same exist or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors or officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by any of our directors or officers in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our Board of Directors.

PART F/S

Reference is made to the disclosure set forth under Item 9.01 of this Report, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Report is incorporated into this item by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 22, 2013 Numbeer dismissed Li and Company, PC (“Li and Company”) as our independent registered public accounting firm and appointed Weaver and Tidwell, L.L.P. (“Weaver”), Fort Worth, Texas, as our independent registered public accounting firm. The decision to dismiss Li and Company and to appoint Weaver was approved by the Board.

During our two most recent fiscal year ended May 31, 2012 and 2011 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Li and Company on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Li and Company would have caused such accounting firm to make reference to the subject matter of the disagreement(s) in connection with its report.

Item 5.01 Changes in Control of Registrant.

For a description of the change of control and the material agreements entered into in connection therewith, please see Item 2.01 of this Report, which discussion is incorporated into this item by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Simultaneously with the Merger we converted to the Good Earth fiscal year end of December 31. The Company will include all financial transactions related to the transition to the new fiscal year end on the Quarterly Report on Form 10-Q to be filed by the Company on or before August 15, 2013.

Item 5.06 Change in Shell Company Status.

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference. As a result of the Merger, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

In accordance with Item 9.01(a), the audited financial statements as of December 31, 2012 and 2011 and the unaudited financial statements as of March 31, 2013 and 2012 of Good Earth Energy Conservation, Inc. are included with this Report as Exhibits 99.1 and 99.2, respectively.

(b)	Pro forma financial information.

In accordance with Item 9.01(b), unaudited pro-forma consolidated financial statements as of March 31, 2013 are included with this Report as Exhibit 99.3.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization by and between Numbeer, Inc., Numbeer Acquisition, Inc., and Good Earth Energy Conservation, Inc. dated as of May 22, 2013. (1)

3.1	Amended and Restated Articles of Incorporation of Numbeer, Inc. (1)

3.2	Amended and Restated Bylaws of Numbeer, Inc. (1)

4.1	Note and Warrant Purchase Agreement by and among Good Earth Energy Conservation, Inc. and certain investors dated April 10, 2012; Amendment Number One to Note and Warrant Purchase Agreement dated September 30, 2012; sample of Secured Convertible Promissory Note (in the original principal amount of $1,000,000 payable to Fort Worth EV Investors, L.L.P.) dated April 10, 2012; form of Warrant Certificate; Warrant Agreement dated April 10, 2012; Amendment Number One to Warrant Agreement dated September 30, 3012; Security Agreement dated April 10, 2012; Equityholders Agreement dated April 10, 2012; and Registration Rights Agreement dated April 10, 2012. (1)

4.2	Consent and Waiver by certain holders of Good Earth Energy Conservation, Inc. convertible promissory notes and Fort Worth EV Investors L.L.C., as Agent for the noteholders dated May 22, 2013. (1)

4.3	Renewal, Extension and Modification of Secured Convertible Promissory Note issued by Good Earth Energy Conservation, Inc. payable to Zeus Corp. dated April 1, 2012. (1)

4.4	Consent and Waiver by Zeus Corp. dated May 22, 2013. (1)

4.5	Convertible Promissory Note issued by Good Earth Energy Conservation, Inc. payable to New September L.L.C. dated August 15, 2012 and related Warrant Certificate. (1)

4.6	Consent and Waiver by New September L.L.C. dated May 22, 2013. (1)

4.7	2013 Incentive Plan. (1)

10.1	Exclusive License Agreement between Good Earth Energy Conservation, Inc. and Halewood Enterprises Limited dated September 9, 2011. (1)

10.2	Joint Venture Agreement between Good Earth Energy Conservation, Inc., Carens Pte Ltd, and Good Earth Energy Conservation (Asia) Pte Ltd dated September 9, 2011. (1)

10.3	Lease Agreement by and between Riverbend Properties, as landlord, and Good Earth Energy Conservation, Inc., as tenant, dated September 1, 2010; as amended by First Amendment to Lease Agreement dated December 15, 2011; as further amended by Second Amendment to Lease Agreement dated June 28, 2012; and as further amended by Third Amendment to Lease Agreement dated December 12, 3012. (1)

10.4	License Agreement by Good Earth Energy Conservation, Inc. and Robert C. Winkelman dated February 12, 2009; Amendment to License Agreement dated September 2, 2009; and Second Amendment to License Agreement dated December 14, 2009. (2)

10.5	Assignment Agreement by Good Earth Energy Conservation, Inc. and Greg Horne dated June 30, 2010, and Termination of Assignment Agreement dated January 1, 2013. (2)

10.6	Form of Dealer Agreement. (2)

16.1	Letter regarding change in certifying accountant from Li and Company, PC. (1)

Exhibit No.	Description

21.1	Subsidiaries of the Company. (1)

99.1	Audited Financial Statements of Good Earth Energy Conservation, Inc. for the years ended December 31, 2012 and 2011. (1)

99.2	Unaudited Financial Statements of Good Earth Energy Conservation, Inc. for the Three Months ended March 31, 2013 and 2012. (1)

99.3	Unaudited Pro Forma Financial Statements of Good Earth Energy Conservation, Inc. for March 31, 2013. (1)

(1)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on May 23, 2013.

(2)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

NUMBEER, INC.

Date: July 23, 2013	By:	/s/ James R. Emmons
James R. Emmons,
President Chief Executive Officer, and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization by and between Numbeer, Inc., Numbeer Acquisition, Inc., and Good Earth Energy Conservation, Inc. dated as of May 22, 2013. (1)

3.1	Amended and Restated Articles of Incorporation of Numbeer, Inc. (1)

3.2	Amended and Restated Bylaws of Numbeer, Inc. (1)

4.1	Note and Warrant Purchase Agreement by and among Good Earth Energy Conservation, Inc. and certain investors dated April 10, 2012; Amendment Number One to Note and Warrant Purchase Agreement dated September 30, 2012; sample of Secured Convertible Promissory Note (in the original principal amount of $1,000,000 payable to Fort Worth EV Investors, L.L.P.) dated April 10, 2012; form of Warrant Certificate; Warrant Agreement dated April 10, 2012; Amendment Number One to Warrant Agreement dated September 30, 3012; Security Agreement dated April 10, 2012; Equityholders Agreement dated April 10, 2012; and Registration Rights Agreement dated April 10, 2012. (1)

4.2	Consent and Waiver by certain holders of Good Earth Energy Conservation, Inc. convertible promissory notes and Fort Worth EV Investors L.L.C., as Agent for the noteholders dated May 22, 2013. (1)

4.3	Renewal, Extension and Modification of Secured Convertible Promissory Note issued by Good Earth Energy Conservation, Inc. payable to Zeus Corp. dated April 1, 2012. (1)

4.4	Consent and Waiver by Zeus Corp. dated May 22, 2013. (1)

4.5	Convertible Promissory Note issued by Good Earth Energy Conservation, Inc. payable to New September L.L.C. dated August 15, 2012 and related Warrant Certificate. (1)

4.6	Consent and Waiver by New September L.L.C. dated May 22, 2013. (1)

4.7	2013 Incentive Plan. (1)

10.1	Exclusive License Agreement between Good Earth Energy Conservation, Inc. and Halewood Enterprises Limited dated September 9, 2011. (1)

10.2	Joint Venture Agreement between Good Earth Energy Conservation, Inc., Carens Pte Ltd, and Good Earth Energy Conservation (Asia) Pte Ltd dated September 9, 2011. (1)

10.3	Lease Agreement by and between Riverbend Properties, as landlord, and Good Earth Energy Conservation, Inc., as tenant, dated September 1, 2010; as amended by First Amendment to Lease Agreement dated December 15, 2011; as further amended by Second Amendment to Lease Agreement dated June 28, 2012; and as further amended by Third Amendment to Lease Agreement dated December 12, 3012. (1)

10.4	License Agreement by Good Earth Energy Conservation, Inc. and Robert C. Winkelman dated February 12, 2009; Amendment to License Agreement dated September 2, 2009; and Second Amendment to License Agreement dated December 14, 2009. (2)

10.5	Assignment Agreement by Good Earth Energy Conservation, Inc. and Greg Horne dated June 30, 2010, and Termination of Assignment Agreement dated January 1, 2013. (2)

10.6	Form of Dealer Agreement. (2)

16.1	Letter regarding change in certifying accountant from Li and Company, PC. (1)

21.1	Subsidiaries of the Company. (1)

99.1	Audited Financial Statements of Good Earth Energy Conservation, Inc. for the years ended December 31, 2012 and 2011. (1)

Exhibit No.	Description
99.2	Unaudited Financial Statements of Good Earth Energy Conservation, Inc. for the Three Months ended March 31, 2013 and 2012. (1)

99.3	Unaudited Pro Forma Financial Statements of Good Earth Energy Conservation, Inc. for March 31, 2013. (1)

(1)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on May 23, 2013.

(2)	Filed herewith.

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